Exhibit 4.02
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                               SECURITY AGREEMENT
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         THIS AGREEMENT is made as of July 31, 2003, by and between the Grantor, as herein defined, and North Coast Technology Investors, L.P., a Michigan limited partnership ("NCTI"), whose address is 206 South Fifth Avenue, Ann
Arbor, Michigan 48104.

         IN CONSIDERATION of loans, advances or other financial accommodations from NCTI to the Grantor, the Grantor agrees as follows:

1. Definitions. The following terms shall have the following meanings when used in this Agreement:
a.   "Collateral"  means the  property and  interests  in property  described in
     Section 3 below.
b. "Grantor" means NEMATRON CORPORATION, a Michigan corporation, whose chief executive offices are located at 103.
c. "Liabilities" means all loans, advances or other financial accommodations, including any renewals or extensions thereof, from NCTI to Grantor, now or hereafter in effect, and any and all liabilities and obligations of any and every kind and nature heretofore, now or hereafter owing from Grantor to NCTI, however incurred or evidenced, whether primary, secondary, contingent or otherwise, whether arising under this Agreement, under any other security agreement(s), promissory note(s), guaranty(s), mortgage(s), lease(s), instrument(s), document(s), contract(s), letter(s) of credit or similar agreement(s) heretofore, heretofore, now or hereafter executed by Grantor and delivered to NCTI, or by oral agreement or by operation of law plus all interest, costs, expenses and reasonable attorney fees which may be made or incurred by NCTI in the disbursement, administration or collection of such liabilities and obligations and in the protection, maintenance and liquidation of the Collateral.

2.   Grant of Security  Interest.  Grantor  hereby  grants to NCTI a  continuing
     security   interest  in  the  Collateral  to  secure  the  payment  of  the
     Liabilities.

3. Collateral. The Collateral covered by this Agreement is all the Grantor's property described below which it now owns or shall hereafter acquire or create immediately upon the acquisition or creation thereof:

a. All Assets. All personal property of the Grantor, wherever located, and now owned or hereafter acquired, including accounts; as-extracted collateral; chattel paper (both tangible and electronic); deposit accounts; documents; equipment; fixtures; general intangibles, including payment intangibles; goods; instruments, including promissory notes; inventory; investment property, including certificated securities, uncertificated securities, security entitlements, securities accounts, commodity contracts and commodity accounts; letters of credit; letter of credit rights; money; software; supporting obligations; and vehicles. Together with:

b. All Proceeds (whether Cash Proceeds or Noncash Proceeds) of the foregoing property, including without limitation proceeds of insurance payable by reason of loss or damage to the foregoing property and of eminent domain or condemnation awards.

c.   All  products  of,   additions  and  accessions   to,  and   substitutions,
     betterments and replacements for the foregoing property.

d.   All sums at any time credited by or due from NCTI to Grantor.

e. All property in which the Grantor has an interest now or at any time hereafter coming into the possession or under the control of NCTI or in transit by mail or carrier to or from NCTI or in possession of or under the control of any third party acting on NCTI's behalf without regard to whether NCTI received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether NCTI has conditionally released the same (excluding, nevertheless, any of the foregoing property of the Grantor which now or any time hereafter is in possession or control of NCTI under any written trust agreement wherein NCTI is trustee and Grantor is trustor).

         Terms used and not otherwise defined in this Agreement shall have the meaning given such terms in the Michigan Uniform Commercial Code. In the event the meaning of any term defined in the Michigan Uniform Code is amended after the date of this Agreement, the meaning of such term as used in this Agreement shall be that of the more encompassing of: (i) the definition contained in the Michigan Uniform Commercial Code prior to the amendment, and (ii) the definition contained in the Michigan Uniform Commercial Code after the amendment.

4. Perfection of Security Interest. Grantor hereby irrevocably authorizes NCTI to file financing statement(s) describing the Collateral in all public offices deemed necessary by NCTI, and to take any and all actions, including, without limitation, filing all financing statements, continuation financing statements and all other documents that NCTI may reasonably determine to be necessary to perfect and maintain NCTI's security interests in the Collateral. Grantor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where NCTI chooses to perfect its security interest by possession, whether or not in addition to the filing of a financing statement. Where Collateral is in the possession of a third party, Grantor will join with NCTI in notifying the third party of NCTI's security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of NCTI. Grantor shall pay the cost of filing or recording all financing statement(s) and other documents. Grantor agrees to promptly execute and deliver to NCTI all financing statements, continuation financing statements, assignments, certificates of title, applications for vehicle titles, affidavits, reports, notices, letters of authority and all other documents that NCTI may reasonably request in form satisfactory to NCTI to perfect and maintain NCTI's security interests in the Collateral. In order to fully consummate all of the transactions contemplated hereunder, Grantor shall make appropriate entries on its books and records disclosing NCTI's security interests in the Collateral.

5. Warranties and Representations. Grantor warrants and represents: (a) except as may be otherwise disclosed in an attachment to this Agreement, Grantor has rights in or the power to transfer the Collateral and its title to the Collateral is free and clear of all liens or security interests, except NCTI's security interests, (b) no financing statements, other than that of NCTI, are on file covering the Collateral or any of it, (c) the Grantor's exact legal name and the address of the Grantor's chief executive office are as set forth in the first paragraph of this Agreement; (d) the form of Grantor's organization and the State under which it is organized are as set forth in the first paragraph of this Agreement; (e) all Collateral consisting of Goods is located in the State where the Grantor's chief executive office is located except as otherwise disclosed in a schedule attached to this Agreement; (f) the Collateral, wherever located, is covered by this Agreement; (g) the execution and delivery of this Agreement and any instruments evidencing Liabilities will not violate nor constitute a breach of Grantor's Articles of Incorporation, By-Laws, or any agreement or restriction of any type whatsoever to which Grantor is a party or is subject; (h) all financial statements and information relating to Grantor delivered or to be delivered by Grantor to NCTI are true and correct and prepared in accordance with generally accepted accounting principles, and there has been no material adverse change in the financial condition of Grantor since the submission of any such financial information to NCTI; (i) there are no actions or proceedings which are threatened or pending against Grantor which might result in any material adverse change in Grantor's financial condition or which might materially affect any of Grantor's assets; and (j) Grantor has duly filed all federal, state, and other governmental tax returns which Grantor is required by law to file, and will continue to file same during such time as any of the Liabilities hereunder remain owing to NCTI, and all such taxes required to be paid have been paid, in full.

6. Covenants. Grantor covenants and agrees that while any of the Liabilities remain unperformed and unpaid it will: (a) preserve its legal existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets; (b) not change the state where it is located; (c) neither change its name, form of business entity nor address of its chief executive office without giving written notice to NCTI thereof at least thirty (30) days prior to the effective date of such change, and Grantor agrees that all documents, instruments, and agreements demanded by NCTI in response to such change shall be prepared, filed, and recorded at Grantor's expense prior to the effective date of such change; (d) not use the Collateral, nor permit the Collateral to be used, for any unlawful purpose, whatever; (e) maintain the Collateral in first-class condition and repair; and (f) indemnify and hold NCTI harmless against claims of any persons or entities not a party to this Agreement concerning disputes arising over the Collateral.

7. Insurance, Taxes, Etc. Grantor has the risk of loss of the Collateral. Grantor shall: (a) pay promptly all taxes, levies, assessments, judgments, and charges of any kind upon or relating to the Collateral, to Grantor's business, and to Grantor's ownership or use of any of its assets, income, or gross receipts; (b) at its own expense, keep and maintain all of the Collateral fully insured against loss or damage by fire, theft, explosion and other risks in such amounts, with such companies, under such policies and in such form as shall be satisfactory to NCTI, which policies shall expressly provide that loss thereunder shall be payable to NCTI as its interest may appear (and NCTI shall have a security interest in the proceeds of such insurance and may apply any such proceeds which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as NCTI may determine); and (c) maintain at its own expense public liability and property damage insurance in such amounts, with such companies, under such policies and in such form as shall be satisfactory to NCTI, and, upon NCTI's request, shall furnish NCTI with such policies and evidence of payment of premiums thereon. If Grantor at any time hereafter should fail to obtain or maintain any of the policies required above or pay any premium in whole or in part relating thereto, or shall fail to pay any such tax, assessment, levy, or charge or to discharge any such lien, claim, or encumbrance, then NCTI, without waiving or releasing any obligation or default of Grantor hereunder, may at any time hereafter (but shall be under no obligation to do so) make such payment or obtain such discharge or obtain and maintain such policies of insurance and pay such premiums, and take such action with respect thereto as NCTI deems advisable. All sums so disbursed by NCTI, including reasonable attorney fees, court costs, expenses, and other charges relating thereto, shall be part of the Liabilities, secured hereby, and payable upon demand together with interest at the highest rate payable in connection with any of the Liabilities from the date when advanced until paid.

8. Care, Custody, and Dealings with Collateral. NCTI shall have no liability to Grantor with respect to NCTI's care and custody of any Collateral in NCTI's possession and shall have no duty to sell, surrender, collect or protect the same or to preserve rights against prior parties or to take any action with respect thereto beyond the custody thereof, exercising that reasonable custodial care which it would exercise in holding similar interests for its own account. NCTI shall only be liable for its acts of gross negligence. NCTI is hereby authorized and empowered to take the following steps, either prior or subsequent to default hereunder: (a) to deal directly with issuers, entities, owners, transfer agents and custodians to effect changes in the registered name of any such Collateral, to effect substitutions and replacements thereof necessitated by any reason (including by reason of recapitalization, merger, acquisition, debt restructuring or otherwise), to execute and deliver receipts therefor and to take possession thereof; (b) to communicate and deal directly with payors of instruments (including securities, promissory notes, letters of credit, certificates of deposits and other instruments), which may be payable to or for the benefit of Grantor at any time, with respect to the terms of payment thereof; (c) in the Grantor's name, to agree to any extension of payment, any substitution of Collateral or any other action or event with respect to the Collateral; (d) to notify parties who have an obligation to pay or deliver anything of value (including money or securities) with respect to the Collateral to pay or deliver the same directly to NCTI on behalf of Grantor and to receive and receipt for any such payment or delivery in Grantor's name as an addition to the Collateral; (e) to surrender renewable certificates or any other instruments or securities forming a portion of the Collateral which may permit or require reissuance, renewal or substitution at any time and to immediately take possession of and receive directly from the issuer, maker or other obligor, the substituted instrument or securities; (f) to exercise any right which Grantor may have with respect to any portion of the Collateral, including rights to seek and receive information with respect thereto; and (g) to do or perform any other act and to enjoy all other benefits with respect to the Collateral as Grantor could in its own name.

9. Disposition of Collateral. NCTI does not authorize, and Grantor agrees not to make any sales or leases of any of the Collateral or license any of the Collateral, or grant any other security interest in any of the Collateral; provided, however, that until such time as NCTI shall give notice of revocation of such authorization, Grantor may sell or lease its Inventory and grant licenses of its software to its customers in the ordinary course of its business.

10. Information. Grantor shall permit NCTI or its agents upon reasonable request to have access to, and to inspect, all the Collateral (and Grantor's other assets, if any) and may from time to time inspect, check, make copies of, or extracts from the books, records, and files of Grantor, and Grantor will make same available at any time for such purposes. In addition, Grantor shall promptly supply NCTI with such other financial or other information concerning its affairs and assets as NCTI may request from time to time.

11. Remedies Upon Default. Immediately upon the occurrence of an event of default under any of the Liabilities or any default in the payment or performance of any of the covenants, conditions and agreements contained in this Agreement (an "Event of Default"), NCTI may, in addition to and not in lieu of or substitution for, all other rights and remedies provided by law, without notice, except as expressly required by law, declare the entire unpaid and outstanding principal balance of the Liabilities, and all accrued interest, together will all other indebtedness of the Grantor to NCTI, to be due and payable in full forthwith and NCTI may exercise from time to time any rights and remedies including the right to immediate possession of the Collateral available to it under applicable law. NCTI may directly contact third parties and enforce against them all rights which arise with respect to the Collateral and to which Grantor or NCTI would be entitled. Grantor waives any right it may have to require NCTI to pursue any third person for any of the Liabilities. NCTI shall have the right to hold any property then in, upon or in any way affiliated to said Collateral at the time of repossession even though not covered by this Agreement until return is demanded in writing by the Grantor. Grantor agrees, upon the occurrence of an Event of Default, to assemble at its expense all the Collateral and make it available to NCTI at a convenient place acceptable to NCTI. Grantor agrees to pay all costs of NCTI of collection of the Liabilities, and enforcement of rights hereunder, including reasonable attorney fees and legal expenses, including participation in Bankruptcy proceedings, and expense of locating the Collateral and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if sent at least ten (10) days before such disposition, postage pre-paid, addressed to the Grantor either at the address shown above or at any other address of the Grantor appearing on the records of NCTI and to such other parties as may be required by the Michigan Uniform Commercial Code. Grantor acknowledges that NCTI may be unable to effect a public sale of all or any portion of the Collateral because of certain legal and/or practical restrictions and provisions which may be applicable to the Collateral and, therefore, may be compelled to resort to one or more private sales to a restricted group of offerees and purchasers. Grantor consents to any such private sale so made even though at places and upon terms less favorable than if the Collateral were sold at public sale. NCTI shall have no obligation to clean-up or otherwise prepare the Collateral for sale. NCTI may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. NCTI may specifically disclaim any warranties as to the Collateral. If NCTI sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by the purchaser, received by NCTI and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, NCTI may resell the Collateral and the Grantor shall be credited with the proceeds of sale. NCTI shall have no obligation to marshal any assets in favor of the Grantor. Grantor waives the right to jury trial in any proceeding instituted with respect to the Collateral. Out of the net proceeds from sale or disposition of the Collateral, NCTI shall retain all the Liabilities then owing to it and the actual cost of collection (including reasonable attorney fees) and shall tender any excess to Grantor or its successors or assigns. If the Collateral shall be insufficient to pay the entire Liabilities, Grantor shall pay to NCTI the resulting deficiency upon demand. Grantor expressly waives any and all claims of any nature, kind or description which it has or may hereafter have against NCTI or its representatives, by reason of taking, selling or collecting any portion of the Collateral. Grantor consents to releases of the Collateral at any time (including prior to default) and to sales of the Collateral in groups, parcels or portions, or as an entirety, as NCTI shall deem appropriate. Grantor expressly absolves NCTI from any loss or decline in market value of any Collateral by reason of delay in the enforcement or assertion or nonenforcement of any rights or remedies under this Agreement. Grantor agrees that NCTI shall, upon the occurrence of an Event of Default, have the right to peacefully retake any of the collateral. Grantor waives any right it may have in such instance to a judicial hearing prior to such retaking.

12. General. Time shall be deemed of the very essence of this Agreement. NCTI shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if it takes such action for that purpose as Grantor requests in writing, but failure of NCTI to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and failure of NCTI to preserve or protect any rights with respect to such Collateral against any prior parties or to do any act with respect to the preservation of such Collateral not so requested by Grantor shall not be deemed a failure to exercise reasonable care in the custody and preservation of such Collateral. This Agreement has been delivered in Michigan and shall be construed in accordance with the laws of the State of Michigan. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. The rights and privileges of NCTI hereunder shall inure to the benefit of its successors and assigns, and this Agreement shall be binding on all heirs, personal representatives, assigns and successors of Grantor and all persons who become bound as a debtor to this Agreement.
     Grantor hereby expressly authorizes and appoints NCTI to act as its attorney-in-fact for the sole purpose of executing any and all financing statements or other documents deemed necessary to perfect the security interest herein contemplated.

13. No Waiver. Any delay on the part of NCTI in exercising any power, privilege or right hereunder, or under any other instrument executed by Grantor to NCTI in connection herewith shall not operate as a waiver thereof, and no single or partial exercise thereof, or the exercise of any other power, privilege or right shall preclude other or further exercise thereof, or the exercise of any other power, privilege or right. The waiver of NCTI of any default by Grantor shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. All rights, remedies and powers of NCTI hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all rights, remedies, and powers given hereunder or in or by any other instruments, or by the Michigan Uniform Commercial Code, or any laws now existing or hereafter enacted. The Grantor acknowledges that this is the entire agreement between the parties except to the extent that writings signed by the party to be charged are specifically incorporated herein by reference either in this Agreement or in such writings, and acknowledges receipt of a true and complete copy of this Agreement.

IN WITNESS WHEREOF, this Security Agreement was executed and delivered by the undersigned on the date stated in the first paragraph above.

 Grantor:

 NEMATRON CORPORATION



 By:  /s/ Matthew S. Galvez
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     Its:
     President